UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

Granite Ridge Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41537	88-2227812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5217 McKinney Avenue, Suite 400 Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

(214) 396-2850

(Registrant’s telephone number, including area code)

137 Newbury Street, 7th Floor

Boston, Massachusetts 02116

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRNT	New York Stock Exchange
Warrants to purchase Common Stock, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	GRNT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 24, 2022 (the “Closing Date”), Granite Ridge Resources, Inc., a Delaware corporation (“Granite Ridge” or the “Company”), and Executive Network Partnering Corporation, a Delaware corporation (“ENPC”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of May 16, 2022 (the “Business Combination Agreement”), by and among ENPC, Granite Ridge, ENPC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Granite Ridge (“ENPC Merger Sub”), GREP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Granite Ridge (“GREP Merger Sub”), and GREP Holdings, LLC, a Delaware limited liability company (“GREP”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) ENPC Merger Sub merged with and into ENPC (the “ENPC Merger”), with ENPC surviving the ENPC Merger as a wholly-owned subsidiary of Granite Ridge and (ii) GREP Merger Sub merged with and into GREP (the “GREP Merger,” and together with the ENPC Merger, the “Mergers”), with GREP surviving the GREP Merger as a wholly-owned subsidiary of Granite Ridge (the transactions contemplated by the foregoing clauses (i) and (ii) the “Business Combination,” and together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Granite Ridge, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of Granite Ridge. Capitalized terms used in this Form 8-K but not otherwise defined shall have the meanings ascribed to such terms in the proxy statement/prospectus (the “Proxy Statement and Prospectus”) included in the Company’s registration statement on Form S-4 (File No. 333-264986) initially filed with the U.S. Securities and Exchange Commission (“SEC”) on May 16, 2022, as amended and supplemented through the Closing Date.

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Agreement Assignment, Assumption and Amendment

On the Closing Date, the Company entered into the Assignment, Assumption and Amendment Agreement (the “Warrant Agreement Amendment and Assignment”), by and among the Company, ENPC and Continental Stock Transfer & Trust Company (“Continental”). The Warrant Agreement Amendment and Assignment assigned the existing Warrant Agreement, dated September 15, 2020, as amended on March 24, 2021 (“Amendment No. 1”), by and between ENPC and Continental (as amended, the “Existing Warrant Agreement”) to the Company, and the Company agreed to perform all applicable obligations under such agreement.

Pursuant to the Warrant Agreement Amendment and Assignment, ENPC assigned all its rights, title and interest in the Existing Warrant Agreement to the Company and all warrants of ENPC to purchase shares of ENPC Class A common stock, par value $0.0001 per share (“ENPC Class A common stock”), as contemplated under the Existing Warrant Agreement, will no longer be exercisable for shares of ENPC Class A common stock, but instead will be Granite Ridge warrants exercisable for shares of common stock, par value $0.0001 per share, of Granite Ridge (“Granite Ridge common stock”), on the same terms that were in effect prior to the Closing under the terms of the Existing Warrant Agreement, except as described in the Warrant Agreement Amendment and Assignment.

The foregoing description of the Existing Warrant Agreement, including Amendment No. 1, and the Warrant Agreement Amendment and Assignment is a summary only and is qualified in its entirety by reference to the Existing Warrant Agreement, including Amendment No. 1, and the Warrant Agreement Amendment and Assignment, copies of which are attached as Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights and Lock-Up Agreement

On the Closing Date, the Company entered into the Registration Rights and Lock-Up Agreement (the “RRA and Lock-Up Agreement”) with ENPC Holdings II, LLC, a Delaware limited liability company (“Holdco”), Richard Boyce, Michael M. Calbert, Gisel Ruiz and the holders of membership interests in GREP (the “Existing GREP Members”), with respect to the shares of Granite Ridge common stock issued as consideration under the Business Combination Agreement. The RRA and Lock-Up Agreement includes, among other things, the following provisions:

Registration Rights. Granite Ridge is required to file a resale shelf registration statement on behalf of certain Granite Ridge security holders promptly after the closing of the Transactions to register shares of Granite Ridge common stock held by Holdco, certain stockholders of ENPC and the Existing GREP Members. The RRA and Lock-Up Agreement will also provide certain demand rights and piggyback rights to the Granite Ridge security holders, subject to certain specified underwriter cutbacks and issuer blackout periods. Granite Ridge shall bear all costs and expenses incurred in connection with the resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement and all expenses incurred in performing or complying with its other obligations under the RRA and Lock-Up Agreement, whether or not the registration statement becomes effective.

Lock-Up. Existing GREP Members will not be able to transfer any shares of Granite Ridge common stock beneficially owned or otherwise held by them for a period that is the earlier of (i) 180 days from the date of closing; (ii) the date on which the closing price of the Granite Ridge common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for any 20 trading days within any 30-trading day period or (iii) the date on which Granite Ridge completes a liquidation, merger, stock exchange or other similar transaction that results in all of Granite Ridge’s stockholders having the right to exchange their shares of Granite Ridge common stock for cash, securities or other property. In connection with and in order to facilitate the closing of the Business Combination, the Company waived the lock-up restrictions with respect to all shares that would have been issued to GREP Holdco I LLC at closing, 3,357,807 shares that would have been issued to GREP Holdco II LLC at closing and 4,967,367 shares that would have been issued to GREP Holdco II-B Holdings, LLC at closing. As of the Closing Date, 118,681,733 shares of Granite Ridge common stock will remain subject these transfer restrictions.

Termination of Letter Agreement. In connection with the consummation of the Transactions, the letter agreement, dated September 15, 2020, by and among ENPC, ENPC Holdings, LLC, a Delaware limited liability company (“Sponsor”), Holdco and the other parties thereto, was terminated at closing and Sponsor, Holdco and such parties will not be subject to contractual lock-up periods preventing them from transferring any shares of Granite Ridge common stock beneficially owned or otherwise held by them.

The foregoing description of the RRA and Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the RRA and Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Management Services Agreement

On the Closing Date, in connection with the consummation of the Business Combination, Grey Rock Administration, LLC, a Delaware limited liability company (“Manager”) indirectly owned by four of the Company’s directors, Matthew Miller, Griffin Perry, Thaddeus Darden and Kirk Lazarine, entered into a Management Services Agreement with Granite Ridge (the “MSA”). Under the MSA, Manager will provide general management, administrative and operating services covering the oil and gas assets and other properties of Granite Ridge (the “Assets”) and the day-to-day business and affairs of Granite Ridge relating to the Assets. Granite Ridge shall pay Manager an annual services fee of $10 million and shall reimburse Manager for certain Granite Ridge group costs related to the operation of the Assets (including for third party costs allocated or attributable to the Assets). The initial term of the MSA expires on April 30, 2028; however, the MSA will automatically renew for additional consecutive one-year renewal terms until terminated in accordance with its terms. Upon any termination of the MSA, Manager shall provide transition services for a period of up to 90 days.

If Granite Ridge terminates the MSA for convenience prior to the end of the initial term or any renewal term if less than 90 days’ notice is given by Granite Ridge, or upon a change of control of Granite Ridge (or a sale of all or substantially all the Assets of Granite Ridge), or if Manager terminates the MSA due to Granite Ridge’s uncured material breach of the MSA, then Granite Ridge will be required to pay a termination fee to Manager equal to the lesser of $10 million or 50% of the remaining unpaid annual service fee applicable to the remainder of the initial term or to any renewal term, as applicable. Granite Ridge will not be required to pay a termination fee if the MSA is terminated by notice (a) by Granite Ridge with at least 90 days’ notice prior to expiration of the initial term or any renewal term, or (b) terminated by notice by Granite Ridge (i) upon a change of control or bankruptcy of Manager, (ii) upon the occurrence of certain key person events, (iii) upon the occurrence of uncured circumstances of malfeasance by Manager or certain of its employees or (iv) upon Manager’s uncured material breach of the MSA.

Manager is obligated to provide the services in good faith, in a workmanlike, reasonable and prudent manner, with at least the same degree of care, judgment and skill as historically provided by Manager with respect to the Assets prior to the Business Combination, in accordance with customary oil and gas industry practices and standards and in material compliance with contractual requirements affecting the Assets and all applicable laws. Manager will also indemnify Granite Ridge for (i) Manager’s own gross negligence, willful misconduct and actual fraud and (ii) any claims by Manager’s (and its affiliates’) employees or consultants relating to the terms and conditions of their employment or arrangement with Manager or such affiliate, except and excluding claims under agreements with Granite Ridge or its subsidiaries.

During the term of the MSA, each of Manager and Granite Ridge will be required to present to the other all opportunities sourced by it to acquire or invest in upstream oil, gas or other hydrocarbon assets located in North America. During the Term (as defined therein), each such opportunity will be offered 75% to Granite Ridge and 25% to Grey Rock Energy Fund IV-A, LP, Grey Rock Energy Fund IV-B, LP, and Grey Rock Energy Fund IV-B Holdings, LP, each Delaware limited partnerships (collectively, “Fund IV”) (or any additional oil and gas-focused funds or investment vehicles formed by affiliates of Manager admitted as a party to the MSA in accordance with its terms) with associated costs to be allocated in accordance with the ownership percentage in any assets acquired.

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by the full text of the MSA, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan

At the special meeting of ENPC stockholders held on October 20, 2022 (the “Special Meeting”), the stockholders of ENPC adopted and approved the Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to allow the Company to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Granite Ridge common stock, for the purpose of providing incentives and rewards for service and/or performance to the Company’s non-employee directors, as well as officers, employees and certain consultants of the Company and its subsidiaries. The material features of the Incentive Plan are described in the Proxy Statement and Prospectus, in the section titled “Proposal No. 3 — The Incentive Plan Proposal,” and such description is incorporated herein by reference.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Incentive Plan, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement

On October 24, 2022, the Company entered into a senior secured revolving credit agreement (the “Credit Agreement”) among the Company, as borrower, Texas Capital Bank, as administrative agent, and the lenders from time to time party thereto. The Credit Agreement has a maturity of five years from the effective date thereof.

The Credit Agreement provides for aggregate elected commitments of $150.0 million, an initial borrowing base of $325.0 million and an aggregate maximum revolving credit amount of $1,000.0 million. The borrowing base is scheduled to be redetermined semiannually on or about April 1 and October 1 of each calendar year, commencing April 1, 2023, and is subject to additional adjustments from time to time, including for asset sales, elimination or reduction of hedge positions and incurrence of other debt. Additionally, each of the Company and the Required Lenders (as defined in the Credit Agreement) may request one unscheduled redetermination of the borrowing base between each scheduled redetermination. The amount of the borrowing base is determined by the lenders in their sole discretion and consistent with the oil and gas lending criteria of the lenders at the time of the relevant redetermination. The amount the Company is able to borrow under the Credit Agreement is subject to compliance with the financial covenants, satisfaction of various conditions precedent to borrowing and other provisions of the Credit Agreement.

As of the closing date of the Credit Agreement, the Company does not have any borrowings or letters of credit outstanding under the Credit Agreement, resulting in availability of $150 million. The Credit Agreement is guaranteed by the restricted subsidiaries of the Company and is secured by a first priority mortgage and security interest in substantially all assets of the Company and its restricted subsidiaries.

Borrowings under the Credit Agreement may be base rate loans or SOFR loans. Interest is payable quarterly for base rate loans and at the end of the applicable interest period for SOFR loans. SOFR loans bear interest at SOFR plus an applicable margin ranging from 250 to 350 basis points, depending on the percentage of the borrowing base utilized, plus an additional 10, 15 or 20 basis point credit spread adjustment for a one, three or six month interest period, respectively. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the U.S. prime rate as published by the Wall Street Journal; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted SOFR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 150 to 250 basis points, depending on the percentage of the borrowing base utilized. The Company also pays a commitment fee on unused elected commitment amounts under its facility of 50 basis points. The Company may repay any amounts borrowed under the Credit Agreement prior to the maturity date without any premium or penalty.

The Credit Agreement also contains certain financial covenants, including the maintenance of the following financial ratios: (i) a current ratio, which is the ratio of the Company’s consolidated current assets (including unused commitments under the Credit Agreement and excluding non-cash asset retirement and derivative assets) to its consolidated current liabilities (excluding the current portion of long-term debt under the Credit Agreement and non-cash asset retirement and derivative liabilities), of not less than 1.00 to 1.00; and (ii) a leverage ratio, which is the ratio of Consolidated Total Debt to EBITDAX (each as defined in the Credit Agreement) for the prior four fiscal quarters (with EBITDAX annualized in a customary manner for the first three quarterly reporting periods), of not greater than 3.00 to 1.00.

The Credit Agreement contains additional restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness, incur additional liens, enter into mergers and acquisitions, make or declare dividends, repurchase or redeem junior debt, make investments and loans, engage in transactions with affiliates, sell assets and enter into certain hedging transactions. In addition, the Credit Agreement is subject to customary events of default, including a change in control. If an event of default occurs and is continuing, the administrative agent may, with the consent of majority lenders, or shall, at the direction of the majority lenders, accelerate any amounts outstanding and terminate lender commitments.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Indemnity Agreements

On the Closing Date, the Company entered into indemnity agreements (the “Indemnity Agreements”) with each of Matthew Miller, Griffin Perry, Thaddeus Darden, Kirk Lazarine, John McCartney, Amanda N. Coussens and Michele J. Everard, each of whom is a director of the Company following the Business Combination, and Luke C. Brandenberg, Tyler S. Farquharson, and Emily Fuquay each of whom is an officer of the Company following the Business Combination. Each Indemnity Agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

The foregoing description of the Indemnity Agreements is a summary only and is qualified in its entirety by reference to the Indemnity Agreements, the forms of which are attached hereto as Exhibits 10.6 and 10.7 and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on October 20, 2022, ENPC held the Special Meeting at which the ENPC stockholders considered and adopted, among other matters, the Business Combination Agreement. On October 24, 2022, the parties to the Business Combination Agreement consummated the Transactions.

Pursuant to the Business Combination Agreement, the following transactions occurred: (i) the ENPC Merger, with ENPC surviving the ENPC Merger as a wholly-owned subsidiary of Granite Ridge and (ii) the GREP Merger, with GREP surviving the GREP Merger as a wholly-owned subsidiary of Granite Ridge. The material terms and conditions of the Business Combination Agreement and related agreements are described under the heading “Proposal No. 1 – The Business Combination Proposal – The Business Combination Agreement” in the Proxy Statement and Prospectus, which description is incorporated herein by reference.

At the Special Meeting, public stockholders of 39,343,496 shares of ENPC Class A common stock exercised their rights to have those shares redeemed for cash at a redemption price of approximately $10.07 per share, or an aggregate of approximately $396.1 million. The Existing GREP Members were issued 130.0 million shares of Granite Ridge common stock at the Closing. Upon consummation of the Business Combination, each public stockholder’s ENPC common stock and ENPC warrants were automatically converted into an equivalent number of shares of Granite Ridge common stock and Granite Ridge warrants as a result of the Transactions. At the effective time of the Mergers, (i) 495,357 shares of ENPC Class F common stock were converted to 1,238,393 shares of ENPC Class A common stock (of which 371,518 of those shares are, upon conversion to Granite Ridge common stock, subject to certain vesting and forfeiture provisions set forth in the Sponsor Agreement) and the remaining shares of ENPC Class F common stock outstanding were automatically cancelled for no consideration (the “ENPC Class F Conversion”) (ii) all other remaining shares of ENPC Class A common stock held by Holdco were automatically cancelled without any conversion, payment or distribution (the “Sponsor Share Cancellation”) and (iii) all shares of ENPC Class B common stock outstanding were deemed transferred to ENPC and surrendered and forfeited for no consideration (the “ENPC Class B Contribution”). Following the ENPC Class F Conversion, the Sponsor Share Cancellation, the ENPC Class B Contribution and the CAPSTM Separation, each share of ENPC Class A common stock outstanding was automatically converted into one share of Granite Ridge common stock. The aggregate consideration paid in the Transactions to the Existing GREP Members consists of 130.0 million shares of Granite Ridge common stock.

Immediately after giving effect to the Transactions (including as a result of the redemptions described above), there were 133,294,897 shares of Granite Ridge common stock, and 10,349,975 Granite Ridge warrants issued and outstanding. Upon the Closing, ENPC’s Class A common stock, CAPSTM and warrants ceased trading, and the Company’s shares of Granite Ridge common stock and Granite Ridge warrants began trading on the New York Stock Exchange under the symbols “GRNT” and “GRNT WS,” respectively. As of the Closing, Existing GREP Members and their direct and indirect members beneficially owned approximately 97.5% of the Company’s outstanding shares of common stock and the former ENPC public stockholders, Holdco and the former ENPC independent directors owned approximately 2.5% of the outstanding shares of Granite Ridge common stock.

As noted above, the per share redemption price of approximately $10.07 for holders of public shares of ENPC Class A common stock electing redemption was paid out of ENPC’s trust account, which had a balance immediately prior to the Closing of approximately $416.8 million. Following the payment of redemptions, ENPC had approximately $20.7 million of available cash for disbursement in connection with the Transactions. Of these funds, approximately $13.9 million was used to pay certain transaction expenses and approximately $6.8 million became available to Granite Ridge upon the consummation of the Business Combination.

Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts.

When used in this Current Report on Form 8-K, words such as such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When Granite Ridge discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, Granite Ridge’s management. Forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference in this Report may include, for example, statements about:

Should one or more of these risks or uncertainties materialize, or should any of our and/or Granite Ridge’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	the ability to recognize the anticipated benefits of the Business Combination;

•	Granite Ridge’s financial performance following the Business Combination;

•	changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	changes in current or future commodity prices and interest rates;

•	supply chain disruptions;

•	infrastructure constraints and related factors affecting our properties;

•	expansion plans and opportunities;

•	operational risks including, but not limited to, the pace of drilling and completions activity on our properties;

•	changes in the markets in which Granite Ridge competes;

•	geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters;

•	cyber-related risks;

•	the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Company’s reserves;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	limited liquidity and trading of Granite Ridge’s securities; and

•	acts of war or terrorism;

•	market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of the COVID-19 pandemic, or another major disease, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations.

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on Granite Ridge. There can be no assurance that future developments affecting Granite Ridge will be those that Granite Ridge has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Granite Ridge’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Proxy Statement and Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Granite Ridge undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FORM 10 INFORMATION

BUSINESS

The business of Granite Ridge after the Business Combination is described in the Proxy Statement and Prospectus in the section titled “Business of Grey Rock” and that information is incorporated herein by reference.

Granite Ridge files reports, proxy statements and other information with the SEC as required by the Exchange Act. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also plan to make such filings available on our website at www.graniteridge.com. Through our website, we will make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Current Report on Form 8-K.

RISK FACTORS

The risk factors related to ENPC, Grey Rock and Granite Ridge’s business and operations and the Business Combination are described in the Proxy Statement and Prospectus in the sections titled “Summary of the Proxy Statement/Prospectus – Summary of Risk Factors” and “Risk Factors,” which is incorporated herein by reference.

FINANCIAL INFORMATION

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company. Reference is further made to the disclosure contained in the Proxy Statement and Prospectus in the sections entitled “Summary Historical Financial Information of ENPC,” “Summary Historical Condensed Combined Financial Information of Fund III,” “Summary Historical Condensed Financial Information of Fund I,” “Summary Historical Condensed Combined Financial Information of Fund II,” “Summary Historical Reserve Data of the Funds,” “Summary Unaudited Pro Forma Condensed Combined Financial Information,” “Grey Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “ENPC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Reference is made to the disclosure contained in the Proxy Statement and Prospectus in the sections titled “ENPC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Grey Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement and Prospectus in the sections titled “Grey Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures About Market Risk,” which is incorporated herein by reference.

PROPERTIES

Reference is made to the disclosure contained in the Proxy Statement and Prospectus in the section titled “Properties of Grey Rock,” which is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to Granite Ridge regarding the beneficial ownership of Granite Ridge common stock as of the Closing Date by:

•	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known to Granite Ridge who is a beneficial owner of more than 5% of outstanding shares of Granite Ridge common stock;

•	each of Granite Ridge’s executive officers and directors; and

•	all executive officers and directors of Granite Ridge as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

The beneficial ownership of Granite Ridge common stock is based on 133,294,897 shares of Granite Ridge common stock outstanding as of the Closing Date. The beneficial ownership percentages set forth in the table below with respect to Granite Ridge common stock do not take into account (i) the issuance of any shares (or options to acquire shares) under the Incentive Plan and (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 10,350,000 shares of Granite Ridge common stock outstanding (other than any warrants held by each such person named below).

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Granite Ridge common stock beneficially owned by them.

	Granite Ridge Common Stock
Name of Beneficial Owners	Number of Shares	Percent
Fund II(1)(3)(4)	23,601,149	17.7%
Fund III(2)(3)(4)	95,080,584	71.3%
Luke C. Brandenberg(4)	—	—
Tyler S. Farquharson(4)	—	—
Matthew Miller(3)(4)	17,175	*
Griffin Perry(3)(4)	5,725	*
Amanda N. Coussens(4)	—	—
Thaddeus Darden(4)(5)	29,884	*
Michele Everard(4)	—	—
Kirk Lazarine(4)	5,725	*
John McCartney(4)	—	—
All officers, directors and director nominees of Parent as a group (nine individuals)	58,509	*

*	less than 1%

(1)	Represents (i) 9,507,742 shares of Parent common stock held by GREP Holdco II LLC, (ii) 14,050,471 shares of Parent common stock held by GREP Holdco II-B Holdings, LLC, 19,434 shares of Parent common stock held by Grey Rock Energy Partners GP II-A, L.P., and 23,502 shares of Parent common stock held by Grey Rock Energy Partners GP II-B, L.P. immediately following the Business Combination. The number of shares beneficially owned gives effect to direction given by GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC to issue (i) 21,322 shares and 31,509 shares, respectively, to GREP Holdco I LLC that would otherwise have been delivered to GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC at the Closing, pursuant to that certain letter agreement dated as of the Closing Date by and among GREP Holdco II LLC, GREP Holdco II-B Holdings, LLC and GREP Holdco I LLC and (ii) 3,336,485 shares and 4,935,858 shares, respectively, pro rata to the limited partners of GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC that would otherwise have been delivered to GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC at the Closing. Each of GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC is indirectly controlled by GREP GP II, LLC (“Fund II GP”). Fund II GP is the sole general partner of Grey Rock Energy Partners GP II, L.P. (“GREP GP II”), which is the sole member of GREP GP II Holdings, LLC (“GREP GP II Holdings”), which is the sole general partner of each of Grey Rock Energy Partners GP II-A, L.P. (“GP II-A”) and Grey Rock Energy Partners GP II-B, L.P. (“GP II-B”). GP II-A is the sole general partner of Grey Rock Energy Fund II, LP (“Fund II-A”), which is the sole member of GREP Holdco II LLC. GP II-B is the sole general partner of each of Grey Rock Energy Fund II-B, LP (“Fund II-B”) and Grey Rock Energy Fund II-B Holdings, L.P. (“Fund II-B Holdings”). Fund II-B and Fund II-B Holdings are the sole members of GREP Holdco II-B Holdings, LLC. As a result, (i) Fund II GP, GREP GP II, GREP GP II Holdings, GP II-A, and Fund II-A may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Parent common stock owned by GREP Holdco II LLC, and (ii) Fund II GP, GREP GP II, GREP GP II Holdings, GP II-B, Fund II-B and Fund II-B Holdings may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Parent common stock owned by GREP Holdco II-B Holdings, LLC. Fund II GP, GREP GP II, GREP GP II Holdings, GP II-A and Fund II-A disclaim beneficial ownership of the Parent common stock held by GREP Holdco II LLC in excess of such entity’s pecuniary interest therein. Fund II GP, GREP GP II, GREP GP II Holdings, GP II-B, Fund II-B and Fund II-B Holdings disclaim beneficial ownership of the Parent common stock held by GREP Holdco II-B Holdings, LLC in excess of such entity’s pecuniary interest therein.

(2)	Represents (i) 28,847,450 shares of Parent common stock held by GREP Holdco III-A, LLC and (i) 66,233,134 shares of Parent common stock held by GREP Holdco III-B Holdings, LLC immediately following the Business Combination. Each of GREP Hold III-A, LLC and Holdco III-B Holdings, LLC is indirectly controlled by GREP GP III, LLC (“Fund III GP”). Fund III GP is the sole general partner of Grey Rock Energy Partners GP III, L.P. (“GREP GP III”), which is the sole member of GREP GP III Holdings, LLC (“GREP GP III Holdings”), which is the sole general partner of each of Grey Rock Energy Partners GP III-A, L.P. (“GP III-A”) and Grey Rock Energy Partners GP III-B, L.P. (“GP III-B”). GP III-A is the sole general partner of Grey Rock Energy Fund III-A, LP (“Fund III-A”), which is the sole member of GREP Holdco III-A, LLC. GP III-B is the sole general partner of Grey Rock Energy Fund III-B, LP (“Fund III-B”) and Grey Rock Energy Fund III-B Holdings, LP (“Fund III-B Holdings”). Fund III-B and Fund III-B Holdings are the sole members of GREP Holdco III-B Holdings, LLC. As a result, (i) Fund III GP, GREP GP III, GREP GP III Holdings, GP III-A, and Fund III-A may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Parent common stock owned by GREP Holdco III-A, LLC and (ii) Fund III GP, GREP GP III, GREP GP III Holdings, GP III-B, Fund III-B and Fund III-B Holdings may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Parent common stock owned by GREP Holdco III-B Holdings, LLC. Fund III GP, GREP GP III, GREP GP III Holdings, GP III-A and Fund III-A disclaim beneficial ownership of the Parent common stock to by GREP Holdco III-A, LLC in excess of such entity’s pecuniary interest therein. Fund III GP, GREP GP III, GREP GP III Holdings, GP III-B, Fund III-B and Fund III-B Holdings disclaim beneficial ownership of the Parent common stock held by GREP Holdco III-B Holdings, LLC in excess of such entity’s pecuniary interest therein.

(3)	Investment discretion with respect to each of Fund II GP and Fund III GP and their respective indirect subsidiaries, which hold the Parent common stock referred to in notes 1-2 above, is maintained by a separate investment committee constituted at each of Fund II GP and Fund III GP (each, a “Grey Rock Investment Committee”). The members of each Grey Rock Investment Committee are Matthew Miller, Griffin Perry and Kirk Lazarine. Approval of a majority of the members of each of the respective Grey Rock Investment Committees is required to approve any investment decision for each of Fund II GP and Fund III GP. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no member of any Grey Rock Investment Committee exercises voting or dispositive control over any of the securities held directly or indirectly by any of Fund II GP or Fund III GP, even those in which he directly holds a pecuniary interest. Accordingly, none of them are deemed to have or share beneficial ownership of such shares.

(4)	The business address of each of the persons and entities indicated is 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205.

(5)	Includes 5,725 shares owned directly by Mr. Darden and 24,159 shares owned by Monticello Avenue LLC, over which Mr. Darden has voting and investment power. Mr. Darden disclaims beneficial ownership of shares held by Monticello Avenue LLC, except to the extent of his pecuniary interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Reference is made to the disclosure contained in the Proxy Statement and Prospectus in the section titled “Management of Parent Following the Business Combination,” which is incorporated herein by reference.

EXECUTIVE COMPENSATION

Reference is made to the disclosure contained in the Proxy Statement and Prospectus in the section titled “Executive Compensation,” which is incorporated herein by reference.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Reference is made to the disclosure contained in the Proxy Statement and Prospectus in the sections titled “Certain Relationships and Related Transactions” and “Management of Parent Following the Business Combination” which are incorporated herein by reference.

LEGAL PROCEEDINGS

There are no material legal proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their property is subject.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

Reference is made to the disclosure contained in the Proxy Statement and Prospectus in the section titled “Information on Securities and Dividends,” which is incorporated herein by reference.

In connection with the Closing of the Business Combination, Granite Ridge common stock and Granite Ridge warrants are currently listed on the New York Stock Exchange under the symbols “GRNT” and “GRNT WS,” respectively.

Historical market price information regarding the Company is not provided because, as of the date of this Current Report on Form 8-K, there has been no established public market for Granite Ridge common stock or Granite Ridge warrants for a full quarterly period or any interim period for which financial statements are included, or required to be included, in this Current Report on Form 8-K.

As of the date hereof, there are no outstanding options to purchase Granite Ridge common stock or Granite Ridge warrants and no securities convertible into shares of Granite Ridge common stock. The Company has reserved a total of 6,500,000 shares of Granite Ridge common stock for issuance pursuant to the Incentive Plan, subject to certain adjustments set forth in the Incentive Plan.

As of the date hereof, there were approximately 106 holders of record of Granite Ridge common stock and 10 holders of record of Granite Ridge warrants.

Dividends

Reference is made to the disclosure contained in the Proxy Statement and Prospectus in the section titled “Information on Securities and Dividends — GREP — Dividend Policy,” which is incorporated herein by reference.

RECENT SALES OF UNREGISTERED SECURITIES

In connection with the formation of the Company, on May 9, 2022, 1,000 shares of the Company’s common stock were issued to ENPC for the aggregate consideration of $10.00 without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder. At the effective time of the ENPC Merger, the shares were cancelled for no consideration.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

A description of the Company’s securities is included in the Proxy Statement and Prospectus in the section titled “Description of Parent Capital Stock,” which is incorporated herein by reference.

Immediately following the Closing, the authorized capital stock of Granite Ridge included 431,000,000 shares of Granite Ridge common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after the Business Combination, 133,294,897 shares of Granite Ridge common stock were issued and outstanding, 10,349,975 Granite Ridge warrants were issued and outstanding and no shares of Granite Ridge preferred stock were issued and outstanding. Unless Granite Ridge’s board of directors determines otherwise, Granite Ridge will issue all shares of its capital stock in uncertificated form.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K concerning Granite Ridge’s entry into indemnity agreements with each of its directors and executive officers as of the Closing Date, which is incorporated herein by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

FINANCIAL STATEMENTS AND EXHIBITS

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K in the section titled “Credit Agreement” is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K in the section titled “Recent Sales of Unregistered Securities” is incorporated in this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the closing of the Business Combination, the Company filed the Amended and Restated Certificate of Incorporation of Granite Ridge Resources, Inc. (the “A&R Charter”) with the Secretary of State of the State of Delaware and amended and restated the Company’s bylaws (the “A&R Bylaws”). The material terms of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement and Prospectus under the section entitled “Comparison of Stockholders’ Rights,” which is incorporated by reference herein.

The information set forth under Item 1.01 in the section titled “Warrant Agreement Assignment, Assumption and Amendment” of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing description of the A&R Charter and A&R Bylaws are a summary only and are qualified in its entirety by reference to the A&R Charter and A&R Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On the Closing Date, in connection with the consummation of the Business Combination, the audit committee of the Company’s board of directors approved the appointment of FORVIS, LLP (formerly BKD, LLP) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for its 2022 fiscal year, subject to satisfactory completion of their client acceptance procedures.

FORVIS, LLC (formerly BKD, LLP) served as independent registered public accounting firm of Grey Rock Energy Fund, LP, a Delaware limited partnership (“Fund I”), Grey Rock Energy Fund II, L.P., Grey Rock Energy Fund II-B, LP, and Grey Rock Energy Fund II-B Holdings, L.P., each Delaware limited partnerships (collectively, “Fund II”), and Grey Rock Energy Fund III-A, LP, Grey Rock Energy Fund III-B, LP, and Grey Rock Energy Fund III-B Holdings, LP, each Delaware limited partnerships (collectively, “Fund III” and, together with Fund I and Fund II, the “Funds”) prior to the Business Combination. Accordingly, WithumSmith+Brown, PC, ENPC’s independent registered public accounting firm prior to the Business Combination, was dismissed upon the closing of the Business Combination.

WithumSmith+Brown, PC served as the independent registered public accounting firm for ENPC since 2020. WithumSmith+Brown, PC’s report on ENPC’s financial statements as of December 31, 2021 and December 31, 2020 and the year ended December 31, 2021 and for the period from June 22, 2020 (inception) to December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph as to the Company’s ability to continue as a going concern.

During the period of WithumSmith+Brown, PC’s engagement and the subsequent interim period preceding WithumSmith+Brown, PC’s dismissal, there were no disagreements with WithumSmith+Brown, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WithumSmith+Brown, PC, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of WithumSmith+Brown, PC’s engagement and the subsequent interim period preceding WithumSmith+Brown, PC’s dismissal.

Granite Ridge has provided WithumSmith+Brown, PC with a copy of the foregoing disclosures and has requested that WithumSmith+Brown, PC furnish Granite Ridge with a letter addressed to the SEC stating whether it agrees with the statements made by Granite Ridge set forth above. A copy of WithumSmith+Brown, PC’s letter, dated October 28, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

To the extent required, the information set forth under “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 in the sections titled “Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan” and “Indemnity Agreements” and in Item 2.01 in the sections titled “Directors, Executive Officers, Promoters and Control Persons” and “Executive Compensation” of this Current Report on Form 8-K are incorporated herein by reference.

Employment Agreements

On the Closing Date, Granite Ridge entered into an employment agreements with each of Messrs. Luke C. Brandenberg and Tyler S. Farquharson, pursuant to which Mr. Brandenberg will serve as the Company’s President and Chief Executive Officer and Mr. Farquharson will serve as the Company’s Chief Financial Officer, each for a three-year term, following which the agreements will be automatically extended for additional one-year terms, unless either of Granite Ridge on the one hand, or Mr. Brandenberg or Mr. Farquharson on the other hand, give at least 90 days’ prior notice of non-extension.

Under the terms of the employment agreement, Mr. Brandenberg is entitled to the following:

•	An annual base salary of $400,000, subject to increase (but not decrease) as determined by the Board;

•	A target bonus equal to 50% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Board;

•	An annual long term-incentive award pursuant to the Incentive Plan and applicable award agreement, and the terms and conditions thereof, determined by the Board, in its discretion;

•	An expense reimbursement for all reasonable business and travel expenses paid or incurred by the executive while performing his duties, responsibilities, and authorities under the agreement and promoting the Company’s business and activities during the executive’s term; and

•	Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by Granite Ridge to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.

Under the terms of the employment agreement, Mr. Farquharson is entitled to the following:

•	An annual base salary of $385,000, subject to increase (but not decrease) as determined by the Board;

•	A target bonus equal to 30% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Board;

•	An annual long term-incentive award pursuant to the Incentive Plan and applicable award agreement, and the terms and conditions thereof, determined by the Board, in its discretion;

•	An expense reimbursement for all reasonable business and travel expenses paid or incurred by the executive while performing his duties, responsibilities, and authorities under the agreement and promoting the Company’s business and activities during the executive’s term; and

•	Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by Granite Ridge to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.

Both executives’ employment will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by Granite Ridge by reason of the executive’s disability; (iii) a termination by Granite Ridge with or without cause; or (iv) a termination by executive with or without good reason. Each of Mr. Brandenberg and Mr. Farquharson’s employment agreements provide for certain payments and benefits upon termination of their employment. The material terms of these arrangements are described below:

•	Termination for cause or without good reason. In connection with a termination of employment by Granite Ridge for cause or by the executive without good reason, the executive will be entitled to payment of all accrued and unpaid base salary through the termination date, all approved but unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.

•	Termination in connection with death or disability. In addition to the payments described above, in connection with any termination by Granite Ridge in connection with the executive’s death or disability, the executive will be entitled to the executive’s pro rata target bonus.

•	Termination without cause or for good reason. In addition to the payments described above in connection with termination for cause or without good reason, in connection with any termination by Granite Ridge without cause or by executive for good reason, the executive with also be entitled to payment of the following in a lump sum within 60 days following the termination date: (i) severance amount equal to two (2) times the sum of (a) the executive’s annual base salary as in effect for the fiscal year preceding the termination date and (b) the executive’s target bonus for the fiscal year preceding the period in which termination occurs, and (ii) during the 18-month period following the termination date, eligibility to elect for continued coverage for himself and his eligible dependents under the Company’s group health insurance plan.

In addition, if either of the executives’ employment is terminated by the Granite Ridge without cause or by the executive for good reason during the six-month period immediately following a change in control, then in lieu of the severance amount described above, the executive will be entitled to payment of the following in (i) within 60 days following the termination date: (i) a payment equal to three (3) times the sum of (a) the executive’s annual base salary as in effect for the fiscal year preceding the termination date and (b) the executive’s target bonus for the fiscal year preceding the period in which the termination date occurs, less applicable withholdings and deductions, and (ii) vesting, at the time of such termination, in any time-based long-term awards that previously were granted to the executive but which had not yet vested.

The payments described above are subject to the executive’s delivery to Granite Ridge of an executed release of claims. Upon termination of the executive’s employment, the executive will continue to be subject to the non-competition and non-solicitation covenants for 12 months, as well as their non-disparagement covenants.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by Granite Ridge (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of the employment agreement:

“Cause” means any act or omission of the executive that constitutes any: (i) material breach of the agreement, (ii) the executive’s failure or refusal to perform the executive’s duties, responsibilities, and authorities under the agreement, including, but not limited to, the failure or refusal to follow any lawful directive of the Board or the CEO and President, as applicable, (iii) material violation of any written employment policy or rule of the Company or its related entities, which results, or is likely to result in, any material reputational, financial, or other harm to the Company or its related entities, (iv) misappropriation of any funds, property, or business opportunity of the Company or its related entities, (v) illegal use or distribution of drugs or any abuse of alcohol in any manner that adversely affects the executive’s performance, (vi) fraud upon the Company or its related entities, or bad faith, dishonest, or disloyal acts or omissions toward the Company or its related entities, (vii) commission, indictment, or conviction of any felony or any misdemeanor involving moral turpitude, or (viii) other acts or omissions contrary to the best interests of the Company or its related entities which has caused, or is likely to cause, material harm to them. If the Board or Company, as applicable, determines in its sole discretion that a cure is possible and appropriate, the Company shall give such executive written notice of the acts or omissions constituting Cause and no termination of the agreement shall be for Cause unless and until such executive fails to cure such acts or omissions within 30 days following receipt of such written notice.

“Good Reason” shall exist in the event any of the following actions are taken without the executive’s consent: (i) a material diminution the executive’s annual base salary, duties, responsibilities, or authorities; (ii) a requirement that the executive report to an officer or employee other than the Board or the CEO and President, as applicable; (iii) a material relocation of the executive’s primary work location more than 50 miles away from the Company’s corporate headquarters; or (iv) any other action or inaction by the Company that constitutes a material breach of its obligations under the agreement. However, “Good Reason” will only exist if the executive gives Granite Ridge notice within 90 days after the first occurrence of any of the foregoing events, Granite Ridge fails to correct the matter within 30 days following receipt of such notice.

The foregoing description of Mr. Brandenberg and Mr. Farquharson’s employment agreements does not purport to be complete and is qualified in its entirety by the full text of the Executive Employment Agreements, copies of which are attached hereto as Exhibits 10.8 and 10.9 and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, Granite Ridge ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in Proxy Statement and Prospectus in the section titled “Proposal No. 1 — The Business Combination Proposal,” which is incorporated herein by reference.

Item 8.01	Other Events.

On the Closing Date, the Company and ENPC issued a joint press release announcing the consummation of the Business Combination. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited financial statements of ENPC for the three and nine months ended September 30, 2022 and 2021 and the related notes thereto are set forth in the Current Report on Form 8-K filed on October 24, 2022 and are incorporated herein by reference.

The audited financial statements of ENPC, for the period from June 22, 2020 (inception) through December 31, 2020, and for the year ended December 31, 2021, the related notes, and report of independent registered public accounting firm thereto are set forth in the Registration Statement on Form S-4/A filed on September 12, 2022 (Reg. No. 333-264986) and are incorporated herein by reference.

The unaudited condensed combined financial statements of Fund III for the six months ended June 30, 2022 and 2021 and the related notes thereto are set forth in the Registration Statement on Form S-4/A filed on September 12, 2022 (Reg. No. 333-264986) and are incorporated herein by reference.

The audited combined financial statements of Fund III, as of December 31, 2021, 2020 and for each of the years in the three year period ended December 31, 2021, the related notes and report of independent registered public accounting firm thereto are set forth in the Registration Statement on Form S-4/A filed on September 12, 2022 (Reg. No. 333-264986), and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Fund I for the six months ended June 30, 2022 and 2021 and the related notes thereto are set forth in the Registration Statement on Form S-4/A filed on September 12, 2022 (Reg. No. 333-264986) and are incorporated herein by reference.

The audited consolidated financial statements of Fund I, as of December 31, 2021, 2020 and for each of the years in the three year period ended December 31, 2021, the related notes and report of independent registered public accounting firm thereto are set forth in the Registration Statement on Form S-4/A filed on September 12, 2022 (Reg. No. 333-264986), and are incorporated herein by reference.

The unaudited condensed combined financial statements of Fund II for the six months ended June 30, 2022 and 2021 and the related notes thereto are set forth in the Registration Statement on Form S-4/A filed on September 12, 2022 (Reg. No. 333-264986) and are incorporated herein by reference.

The audited combined financial statements of Fund II, for the years ended December 31, 2021 and 2020, the related notes and independent auditor’s report thereto are set forth in the Registration Statement on Form S-4/A filed on September 12, 2022 (Reg. No. 333-264986), and are incorporated herein by reference.

(b) Pro forma financial information.

Certain pro forma financial information of Granite Ridge is filed herewith as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, dated May 16, 2022, by and among Executive Network Partnering Corporation, Granite Ridge Resources, Inc., ENPC Merger Sub, Inc., GREP Merger Sub, LLC, and GREP (incorporated by reference to Annex A of Granite Ridge Resources, Inc.’s Registration Statement on Form S-4, filed with the SEC on May 16, 2022).

3.1*	Amended and Restated Certificate of Incorporation of Granite Ridge Resources, Inc.

3.2*	Amended and Restated Bylaws of Granite Ridge Resources, Inc.

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Granite Ridge Resources, Inc.’s Registration Statement on Form S-4/A, filed with the SEC on September 12, 2022).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Executive Network Partnering Corporation’s Registration Statement on Form S-1, filed with the SEC on September 14, 2020).

4.3	Warrant Agreement, dated September 15, 2020 between Continental Stock Transfer & Trust Company and Executive Network Partnering Corporation (incorporated by reference to Exhibit 4.1 to Executive Network Partnering Corporation’s Current Report on Form 8-K, filed with the SEC on September 21, 2020).

4.4	Amendment No. 1 to Warrant Agreement, dated March 24, 2021 between Continental Stock Transfer & Trust Company and Executive Network Partnering Corporation (incorporated by reference to Exhibit 1.01 to Executive Network Partnering Corporation’s Current Report on Form 8-K, filed with the SEC on March, 25, 2021).

4.5*	Assignment, Assumption and Amendment Agreement, dated October 24, 2022 by and among Executive Network Partnering Corporation, Granite Ridge Resources, Inc. and Continental Stock Transfer & Trust Company and Granite Ridge Resources, Inc.

10.1*	Registration Rights Agreement and Lock-Up Agreement, dated October 24, 2022 by and among Granite Ridge Resources, Inc., ENPC Holdings II, LLC and the other Holders (as defined therein) listed thereto.

10.2*	Management Services Agreement, dated October 24, 2022 by and between Granite Ridge Resources, Inc. and Grey Rock Administration, LLC.

10.3*	Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan.

10.4*	Credit Agreement, dated October 24, 2022 by and among Granite Ridge Resources, Inc., as borrower, Texas Capital Bank, as administrative agent and the lenders party thereto.

10.5	Sponsor Agreement, dated as of May 16, 2022, by and among ENPC Holdings, LLC, Executive Network Partnering Corporation, Granite Ridge Resources, Inc., GREP Holdings, LLC and certain other parties thereto (incorporated by reference to Annex D of Granite Ridge Resources, Inc.’s Registration Statement on Form S-4, filed with the SEC on May 16, 2022).

10.6*	Form of Indemnity Agreement for Directors Affiliated with the Grey Rock funds.

10.7*	Form of Indemnity Agreement for Officers and Outside Directors.

10.8*	Executive Employment Agreement between Luke C. Brandenberg and Granite Ridge Resources, Inc., dated October 24, 2022.

10.9*	Executive Employment Agreement between Tyler S. Farquharson and Granite Ridge Resources, Inc., dated October 24, 2022.

16.1*	Letter from WithumSmith+Brown, PC as to the change in certifying accountant, dated as of October 28, 2022.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of WithumSmith+Brown, PC, independent registered accounting firm for Executive Network Partnering Corporation.

23.2*	Consent of FORVIS, LLP (formerly, BKD, LLP), independent registered accounting firm for Grey Rock Energy Fund, LP and its subsidiaries.

23.3*	Consent of FORVIS, LLP (formerly, BKD, LLP), independent auditor for Grey Rock Energy Fund II, L.P. and its subsidiaries, Grey Rock Energy Fund II-B, LP, Grey Rock Energy Fund II-B Holdings, L.P. and its subsidiaries and Grey Rock Preferred Limited Partner II, L.P.

23.4*	Consent of FORVIS, LLP (formerly, BKD, LLP), independent registered accounting firm for Grey Rock Energy Fund III-A, LP and its subsidiaries, Grey Rock Energy Fund III-B, LP, Grey Rock Energy Fund III-B Holdings and its subsidiaries and Grey Rock Preferred Limited Partner III, L.P.

23.5*	Consent of Netherland, Sewell & Associates, Inc.

99.1*	Press Release of Granite Ridge Resources, Inc. and Executive Network Partnering Corporation, dated as of October 24, 2022.

99.2*	Unaudited pro forma condensed combined financial statements of Granite Ridge Resources, Inc.

99.3	Reserve Report of Grey Rock Energy Fund, LP as of December 31, 2021 (incorporated by reference to Annex G of Granite Ridge Resources, Inc.’s Registration Statement on Form S-4/A, filed with the SEC on September 12, 2022).

99.4	Reserve Report of Grey Rock Energy Fund II, LP; Grey Rock Energy Fund II-B, LP; and Grey Rock Energy Fund II-B Holdings, LP as of December 31, 2021 (incorporated by reference to Annex H of Granite Ridge Resources, Inc.’s Registration Statement on Form S-4/A, filed with the SEC on September 12, 2022).

99.5	Reserve Report of Grey Rock Energy Fund III-A, LP; Grey Rock Energy Fund III-B, LP; and Grey Rock Energy Fund III-B Holdings LP as of December 31, 2021 (incorporated by reference to Annex I of Granite Ridge Resources, Inc.’s Registration Statement on Form S-4/A, filed with the SEC on September 12, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE RIDGE RESOURCES, INC.

Date: October 28, 2022	By:	/s/ Luke C. Brandenberg
		Name:	Luke C. Brandenberg
		Title:	President and Chief Executive Officer